Exhibit 99.1

Press Release dated August 5, 2004, reporting the results of operations of VantageMed Corporation for the second quarter of 2004

VantageMed Announces 17% Increase In Revenue From Prior Year And Positive EBITDA For Second Quarter 2004

RANCHO CORDOVA, Calif.–August 5, 2004–VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the quarter and six months ended June 30, 2004.  Total revenues for the quarter ended June 30, 2004 were $6.1 million and were up 20.9% from prior quarter revenues of $5.1 million and were up 17.2% from the year ago quarter.  Revenues for the six months ended June 30, 2004 were $11.2 million, 5.9% higher than revenues of $10.6 million for the six months ended June 30, 2003.

Net income before interest, taxes, depreciation and amortization (EBITDA) totaled a positive $85,000 for the quarter ended June 30, 2004 compared to a negative ($572,000) for the previous quarter and compared to a negative ($516,000) for the year ago quarter.  EBITDA for the six months ended June 30, 2004 was a negative ($487,000) compared to a negative ($1.2 million) for the six months ended June 30, 2003.  EBITDA for the quarter and six months ended June 30, 2004 includes a $147,000 benefit resulting from the termination and buyout of a lease.  EBITDA for the six months ended June 30, 2003 includes a $108,000 charge related to a change in our restructuring reserve.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

VantageMed reported a net loss of ($28,000), or ($0.00) per basic and diluted share, for the quarter ended June 30, 2004 compared to a net loss of ($706,000), or ($0.08), for the previous quarter and a net loss of ($726,000), or ($0.09), for the year ago quarter.  Net loss for the six month period ended June 30, 2004 was ($734,000), or ($0.09) per basic and diluted share, compared to a loss of ($1.7) million, or ($0.20), for the six months ended June 30, 2003.

Richard M. Brooks, Chairman and Chief Executive Officer, commented, “Our focus on expanding the delivery capabilities of our client services organization resulted in increased revenue and a company record for system installations.  Also, in the second quarter we signed 68 RidgeMark orders as compared to 24 in same quarter last year.  Our continued investments in HIPAA compliant, industry leading EDI services are also beginning to yield positive results in terms of increased transaction volumes.”

VantageMed will be hosting a conference call related to their second quarter 2004 earnings today, August 5, 2004 at 4:15 P.M. Eastern Time and will be broadcasting the call live over the Internet at

http://phx.corporate-ir.net/playerlink.zhtml?c=76749&s=wm&e=923869.    A direct link will also be available on their website at www.vantagemed.com and a playback of the call will be available for 90 days.

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Their suite of software products and services automates administrative, financial, clinical and management functions for physicians and other healthcare providers and provider organizations.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenue or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun 30 2004	Mar 31 2004	Jun 30 2003	Jun 30 2004	Jun 30 2003
Revenues:
Software and systems	$1,762	$1,102	$1,139	$2,864	$2,359
Customer support	3,144	2,816	2,890	5,960	5,803
Electronic services	1,219	1,147	1,199	2,366	2,404
Total revenues	6,125	5,065	5,228	11,190	10,566

Cost of revenues:
Software and systems	896	468	533	1,364	1,053
Customer support	1,903	1,758	1,724	3,661	3,554
Electronic services	694	630	790	1,324	1,610
Total cost of revenues	3,493	2,856	3,047	6,349	6,217

Total gross margin	2,632	2,209	2,181	4,841	4,349

Operating expenses:
Selling, general and administrative	1,999	2,049	2,087	4,048	4,330
Product development	674	719	607	1,393	1,144
Depreciation and amortization	128	128	220	256	462
Stock-based compensation	21	13	3	34	5
Asset impairment and restructuring charges	(147)	—	—	(147)	108
Total operating costs and expenses	2,675	2,909	2,917	5,584	6,049
Loss from operations	(43)	(700)	(736)	(743)	(1,700)
Interest and other income (expense):
Interest income	13	13	30	26	55
Interest and other expense	2	(19)	(20)	(17)	(46)
Total interest and other income (expense), net	15	(6)	10	9	9
Net income (loss)	$(28)	$(706)	$(726)	$(734)	$(1,691)
Basic and diluted net income (loss) per share	$(0.00)	$(0.08)	$(0.09)	$(0.09)	$(0.20)

Weighted-average shares-basic and diluted	8,271	8,353	8,468	8,313	8,471

Reconciliation – GAAP net income (loss) to EBITDA:
GAAP net income (loss)	$(28)	$(706)	$(726)	$(734)	$(1,691)
Depreciation and amortization	128	128	220	256	462
Interest (income) expense, net	(15)	6	(10)	(9)	(9)
EBITDA	$85	$(572)	$(516)	$(487)	$(1,238)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(734)	$(1,691)
Adjustments to reconcile net loss to net cash used for operating activities –
Depreciation and amortization	268	462
Stock-based compensation	34	5
Changes in assets and liabilities –
Accounts receivable	(139)	510
Inventories	114	(168)
Prepaid expenses and other	91	32
Accounts payable and accrued liabilities	4	219
Customer deposits and deferred revenue	214	143
Net cash used for operating activities	(148)	(488)
Cash flows from investing activities:
Purchases of property and equipment	(102)	(145)
Proceeds from maturity of investments	—	1,256
Repayment of notes receivable	—	20
Net cash provided by (used for) investing activities	(102)	1,131
Cash flows from financing activities:
Principal payments on long-term debt	(299)	(256)
Proceeds from stock option exercises	17	—
Net cash used for financing activities	(282)	(256)
Net increase (decrease) in cash and cash equivalents	(532)	387
Cash and cash equivalents, beginning of period	1,585	1,440
Cash and cash equivalents, end of period	$1,053	$1,827

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,053	$1,585
Short-term investments	754	774
Accounts receivable, net of allowance of $243 and $129, respectively	2,512	2,373
Inventories, net	155	269
Prepaid expenses and other	483	366
Total current assets	4,957	5,367
Property and equipment, net	430	506
Other assets	12	17
Intangibles, net	1,658	1,748
Total assets	$7,057	$7,638

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Current portion of long-term debt	$515	$461
Accounts payable	1,744	1,162
Accrued liabilities	2,180	2,386
Customer deposits and deferred revenue	3,759	3,545
Total current liabilities	8,198	7,554
Long-term portion of restructuring reserve, net of current portion	139	372
Long-term debt, net of current portion	39	195
Total liabilities	8,237	8,121

Stockholders’ equity (deficiency):
Common stock, $0.001 par value, 20,000,000 shares authorized; 8,251,966 and 8,343,770 shares issued and outstanding at June 30, 2004 and December 31, 2003	8	8
Additional paid-in capital	72,534	72,483
Accumulated other comprehensive income	2	16
Accumulated deficit	(73,724)	(72,990)
Total stockholders’ equity (deficiency)	(1,180)	(483)
Total liabilities and stockholders’ equity (deficiency)	$7,057	$7,638